Exhibit 10.3

            AMENDMENT TO EMPLOYMENT AGREEMENT DATED FEBRUARY 1, 2004
                BETWEEN ZYNEX MEDICAL, INC. AND THOMAS SANDGAARD


Section (4) of the agreement is hereby amended as follows:

4. Compensation. Commencing January 1, 2005 and continuing through the duration of this agreement, the Employer shall pay to the Employee for the loyal and consistent services provided to it hereunder: a fee at the rate of $12,000 per month. The Employee's compensation shall be reviewed at least annually for appropriate increases at the end of each year as determined by the Board of directors of the Employer. Employee shall also receive at the end of each quarter during the term of this Agreement, bonus compensation based on exceeding net revenue goals as follows:

                  Quarterly
                  Revenue                      Bonus
                  ---------------------     ------------
                  Less than $600,000        $     0
                  ---------------------     ------------
                           >$600,000        $10,000
                  ---------------------     ------------
                           >$800,000        $25,000
                  ---------------------     ------------
                         >$1,000,000        $50,000
                  ---------------------     ------------

The bonus amounts reflected in the above table shall be reduced by one-half if the Company sustains a net loss during the quarter.

                                                 Zynex Medical, Inc., "Employer"

                                                  /s/
                                                  ------------------------------
                                                  Secretary Board of Directors

                                                  /s/ Thomas Sandgaard
                                                  ------------------------------
                                                  Thomas Sandgaard, "Employee"